Exhibit 99.1

CONTACT: Rob Seelig (603) 640-2212

WHITE MOUNTAINS REPORTS THIRD QUARTER RESULTS

HAMILTON, Bermuda (November 6, 2025) - White Mountains Insurance Group, Ltd. (NYSE: WTM) reported book value per share of $1,851 as of September 30, 2025, an increase of 3% for the third quarter of 2025 and 6% for the first nine months of 2025, including dividends.

On October 2, 2025, White Mountains entered into an agreement to sell approximately 77% of its equity interest in Bamboo for cash to CVC Capital Partners and will retain the remainder. Including the expected fourth quarter impact from the closing of the transaction of approximately $325 per share, White Mountains’s book value per share would be $2,176 as of September 30, 2025. Bamboo’s assets and liabilities have been presented as held for sale in White Mountains’s consolidated balance sheets as of September 30, 2025 and December 31, 2024.

Manning Rountree, CEO, commented, “BVPS was up 3% in the quarter. We had good operating results and investment returns. Ark produced a 76% combined ratio and $366 million of gross written premiums in the quarter. HG Global generated $16 million of gross written premiums in the quarter and grew book value by 3%. Kudu produced a 9% return on equity on a trailing 12 months basis, growing both the fair value of its portfolio of participation contracts and EBITDA. Bamboo had another record quarter with continued strong growth in managed premiums and adjusted EBITDA. Our consolidated investment portfolio, excluding MediaAlpha, was up 2.0% with gains in both fixed income and equities. During the quarter, we closed our previously announced deployments at BroadStreet Partners and Distinguished Programs.”

Rountree continued, “In early October, we announced the sale of a control stake in Bamboo. Upon closing, the transaction will increase our book value per share by $325 and our undeployed capital position from roughly $0.3 billion to $1.1 billion.”

Comprehensive income (loss) attributable to common shareholders was $114 million and $272 million in the third quarter and first nine months of 2025 compared to $180 million and $361 million in the third quarter and first nine months of 2024. Results in the third quarter and first nine months of 2025 included $8 million and $2 million of unrealized investment gains from White Mountains’s investment in MediaAlpha compared to $88 million and $160 million of net realized and unrealized investment gains in the third quarter and first nine months of 2024.

Ark/WM Outrigger

The Ark/WM Outrigger segment’s combined ratio was 73% and 83% in the third quarter and first nine months of 2025 compared to 77% and 84% in the third quarter and first nine months of 2024. Ark/WM Outrigger reported gross written premiums of $366 million and $2,289 million, net written premiums of $287 million and $1,593 million and net earned premiums of $542 million and $1,264 million in the third quarter and first nine months of 2025 compared to gross written premiums of $374 million and $1,943 million, net written premiums of $339 million and $1,440 million and net earned premiums of $552 million and $1,173 million in the third quarter and first nine months of 2024.

Ark’s combined ratio was 76% and 84% in the third quarter and first nine months of 2025 compared to 79% and 85% in the third quarter and first nine months of 2024. Ark’s combined ratio in the third quarter of 2025 included minimal catastrophe losses. Ark’s combined ratio in the first nine months of 2025 included seven points of catastrophe losses, driven primarily by losses related to the January 2025 California wildfires. This compares to 17 points and eight points of catastrophe losses in the third quarter and first nine months of 2024, driven primarily by Hurricanes Helene, Debby and Beryl as well as Calgary hailstorms. Non-catastrophe losses in the third quarter and first nine months of 2025 included $30 million on a net basis related to a refinery fire in California. Ark’s combined ratio included zero points and five points of net favorable prior year development in the third quarter and first nine months of 2025, driven primarily by the property and specialty lines of business. This included four points of unfavorable development in the first nine months of 2025 related to aviation losses from the conflict in Ukraine and Russia. This compares to five points and three points of net favorable prior year development in the third quarter and first nine months of 2024, driven primarily by the property line of business.

Ark reported gross written premiums of $366 million and $2,289 million, net written premiums of $283 million and $1,510 million and net earned premiums of $499 million and $1,202 million in the third quarter and first nine months of 2025 compared to gross written premiums of $374 million and $1,943 million, net written premiums of $331 million and $1,358 million and net earned premiums of $507 million and $1,111 million in the third quarter and first nine months of 2024. Premium growth in the first nine months of 2025 was driven primarily by the property and specialty lines of business.

Ark reported pre-tax income of $97 million and $240 million in the third quarter and first nine months of 2025 compared to $119 million and $202 million in the third quarter and first nine months of 2024. Ark’s results included net realized and unrealized investment gains of $18 million and $99 million in the third quarter and first nine months of 2025 compared to $53 million and $84 million in the third quarter and first nine months of 2024.

Ian Beaton, CEO of Ark, said, “We have enjoyed good results for the first three quarters of 2025. Ark’s combined ratio was 76% for the third quarter and 84% year-to-date, both better than prior year. Gross written premiums were $2.3 billion year-to-date, up 18%, aided by the addition of new underwriting teams and classes of business.”

WM Outrigger Re’s combined ratio was 38% and 63% in the third quarter and first nine months of 2025 compared to 58% and 50% in the third quarter and first nine months of 2024. Catastrophe losses in the first nine months of 2025 included $19 million of losses related to the California wildfires (net of reinstatement premiums). WM Outrigger Re reported gross written premiums of $4 million and $84 million and net earned premiums of $44 million and $63 million in the third quarter and first nine months of 2025 compared to gross written premiums of $9 million and $82 million and net earned premiums of $45 million and $63 million in the third quarter and first nine months of 2024.

WM Outrigger Re reported pre-tax income of $29 million in the third quarter of 2025, all of which was attributable to the 2025 underwriting year. WM Outrigger Re reported pre-tax income of $22 million in the third quarter of 2024, all of which was attributable to the 2024 underwriting year. WM Outrigger Re reported pre-tax income of $30 million in the first nine months of 2025. Results in the first nine months of 2025 included pre-tax income (loss) of $40 million for the 2025 underwriting year and $(10) million for the 2024 underwriting year. WM Outrigger Re reported pre-tax income of $40 million in the first nine months of 2024. Results in the first nine months of 2024 included pre-tax income of $36 million for the 2024 underwriting year and $4 million for the 2023 underwriting year.

Through September 30, 2025, WM Outrigger Re has generated pre-tax income of $40 million from the 2025 underwriting year, $28 million from the 2024 underwriting year and $76 million from the 2023 underwriting year.

HG Global

HG Global reported gross written premiums of $16 million and $42 million and earned premiums of $8 million and $23 million in the third quarter and first nine months of 2025 compared to gross written premiums of $14 million and $35 million and earned premiums of $8 million and $22 million in the third quarter and first nine months of 2024. HG Global’s total par value of policies assumed was $850 million and $2,208 million in the third quarter and first nine months of 2025 compared to $688 million and $2,012 million in the third quarter and first nine months of 2024. HG Global’s total gross pricing was 187 and 189 basis points in the third quarter and first nine months of 2025 compared to 203 and 171 basis points in the third quarter and first nine months of 2024.

HG Global reported pre-tax income (loss) of $22 million and $64 million in the third quarter and first nine months of 2025 compared to $(63) million and $(46) million in the third quarter and first nine months of 2024. HG Global’s results included net realized and unrealized investment gains of $7 million and $20 million in the third quarter and first nine months of 2025 compared to $23 million and $13 million in the third quarter and first nine months of 2024, driven by a decrease in interest rates. HG Global’s results in the third quarter and first nine months of 2024 also included the loss on deconsolidation of $115 million, partially offset by an increase in fair value of the BAM surplus notes of $16 million during the quarter. The fair value of the BAM surplus notes was $396 million as of September 30, 2025 compared to $397 million as of June 30, 2025. The decline was driven by $8 million of principal and interest payments, largely offset by approximately $8 million of accrued interest.

Kevin Pearson, President of HG Global, said, “HG Global had a good quarter, growing book value by 3%. Par value assumed increased 24% year-over-year, driven by increased activity in both the primary and secondary markets. Pricing was down marginally quarter-over-quarter but was more than offset by higher volumes.”

We encourage you to read BAM’s third quarter statutory financial statements and operating supplement, which will be available on BAM’s website at https://bambonds.com/about-bam/credit-rating-and-finanical-information/.

Kudu

Kudu reported total revenues of $54 million, pre-tax income of $44 million and adjusted EBITDA of $15 million in the third quarter of 2025 compared to total revenues of $47 million, pre-tax income of $38 million and adjusted EBITDA of $14 million in the third quarter of 2024. Total revenues, pre-tax income and adjusted EBITDA included $18 million of net investment income in the third quarter of 2025 compared to $17 million in the third quarter of 2024. Total revenues and pre-tax income also included $36 million of net realized and unrealized investment gains in the third quarter of 2025 compared to $30 million in the third quarter of 2024. On a trailing 12 months basis, return on equity was 9% as of September 30, 2025, up from 8% as of June 30, 2025 due to higher net realized and unrealized investment gains.

Kudu reported total revenues of $139 million, pre-tax income of $108 million and adjusted EBITDA of $47 million in the first nine months of 2025 compared to total revenues of $128 million, pre-tax income of $101 million and adjusted EBITDA of $41 million in the first nine months of 2024. Total revenues, pre-tax income and adjusted EBITDA included $57 million of net investment income in the first nine months of 2025 compared to $50 million in the first nine months of 2024. Total revenues and pre-tax income also included $81 million of net realized and unrealized investment gains in the first nine months of 2025 compared to $78 million in the first nine months of 2024.

Rob Jakacki, CEO of Kudu, said, “Kudu’s portfolio delivered solid performance again in the quarter, reflecting our sound investment framework and our diversified portfolio. During the quarter, we successfully deployed capital into one new manager, and our pipeline of new deals remains robust.”

Bamboo

Bamboo reported commission and fee revenues of $64 million and pre-tax income of $15 million in the third quarter of 2025 compared to commission and fee revenues of $43 million and pre-tax income of $16 million in the third quarter of 2024. Bamboo reported MGA pre-tax income of $15 million and MGA adjusted EBITDA of $28 million in the third quarter of 2025 compared to MGA pre-tax income of $14 million and MGA adjusted EBITDA of $19 million in the third quarter of 2024. Managed premiums, which represent the total premiums placed by Bamboo, were $221 million in the third quarter of 2025 compared to $148 million in the third quarter of 2024. The increase in managed premiums was driven by growth in the renewal book as well as new business volume.

Bamboo reported commission and fee revenues of $167 million and pre-tax income of $37 million in the first nine months of 2025 compared to commission and fee revenues of $97 million and pre-tax income of $23 million in the first nine months of 2024. Bamboo reported MGA pre-tax income of $40 million and MGA adjusted EBITDA of $74 million in the first nine months of 2025 compared to MGA pre-tax income of $21 million and MGA adjusted EBITDA of $37 million in the first nine months of 2024. Managed premiums were $558 million in the first nine months of 2025 compared to $358 million in the first nine months of 2024. The increase in managed premiums was driven by growth in the renewal book as well as new business volume.

John Chu, CEO of Bamboo, said, “We again produced excellent operating results during the quarter. On a trailing 12 months basis, managed premiums increased to $685 million, up 58% year-over-year, while MGA adjusted EBITDA increased to $90 million, up over 2x year-over-year. We officially launched in Texas during the quarter. Given this expansion and our continued success in California, the stage is set for profitable growth for the remainder of 2025 and beyond. We’re excited to partner with CVC and White Mountains for this next chapter.”

Distinguished

On September 2, 2025, White Mountains acquired a controlling interest in Distinguished Programs, a full-service MGA and program administrator for specialty property & casualty insurance. Distinguished places insurance across a diversified portfolio of programs broadly grouped into two verticals. The ScaleCo vertical consists of established programs, primarily focused on real estate and hospitality end markets. The GrowthCo vertical consists of start-up programs, focused on a diversified set of specialty property and casualty insurance products across multiple industries. In the transaction, White Mountains paid $224 million of cash consideration, while Distinguished borrowed $50 million of incremental debt. Including its 2% previously-held interest, at closing White Mountains owned 56% of Distinguished on a basic units outstanding basis (44% on a fully-diluted/fully-converted basis, taking account of management’s equity incentives).

For the period from September 2, 2025 through September 30, 2025, Distinguished reported managed premiums of $43 million, commission and fee revenues of $14 million, pre-tax loss of $3 million, and ScaleCo adjusted EBITDA of $1 million.

Jason Rotman, President of Distinguished, said “My partners and I are very excited to be the newest members of the White Mountains family. We remain focused on driving profitable growth in our ScaleCo businesses. At the same time, we are growing and diversifying our portfolio of managed programs through the addition of new teams, with one launched this quarter and several more expected by early 2026.”

MediaAlpha

As of September 30, 2025, White Mountains owned 17.9 million shares of MediaAlpha, representing a 27% basic ownership interest (25% on a fully-diluted/fully-converted basis). As of September 30, 2025, MediaAlpha’s share price was $11.38 per share, which increased from $10.95 per share as of June 30, 2025. The carrying value of White Mountains’s investment in MediaAlpha was $203 million as of September 30, 2025 compared to $196 million as of June 30, 2025. At our current level of ownership, each $1.00 per share increase or decrease in the share price of MediaAlpha will result in an approximate $7.00 per share increase or decrease in White Mountains’s book value per share.

We encourage you to read MediaAlpha’s third quarter earnings release and related shareholder letter, which is available on MediaAlpha’s investor relations website at https://investors.mediaalpha.com.

Other Operations

White Mountains’s Other Operations reported pre-tax income (loss) of $(25) million and $(48) million in the third quarter and first nine months of 2025 compared to $108 million and $157 million in the third quarter and first nine months of 2024. Unrealized investment gains from White Mountains’s investment in MediaAlpha were $8 million and $2 million in the third quarter and first nine months of 2025 compared to net realized and unrealized investment gains of $88 million and $160 million in the third quarter and first nine months of 2024. Excluding MediaAlpha, net realized and unrealized investment gains were $15 million and $50 million in the third quarter and first nine months of 2025 compared to $30 million and $60 million in the third quarter and first nine months of 2024. Net investment income was $6 million and $25 million in the third quarter and first nine months of 2025 compared to $10 million and $28 million in the third quarter and first nine months of 2024.

White Mountains’s Other Operations reported other revenues of $69 million and $140 million in the third quarter and first nine months of 2025 compared to $15 million and $44 million in the third quarter and first nine months of 2024. White Mountains’s Other Operations reported cost of sales of $55 million and $105 million in the third quarter and first nine months of 2025 compared to $8 million and $22 million in the third quarter and first nine months of 2024. The increases in other revenues and cost of sales were driven primarily by the acquisition of Enterprise Solutions by WTM Partners in the second quarter of 2025.

White Mountains’s Other Operations reported general and administrative expenses of $72 million and $162 million in the third quarter and first nine months of 2025 compared to $33 million and $126 million in the third quarter and first nine months of 2024. The increases in general and administrative expenses were driven primarily by deal-related costs, largely in connection with the Bamboo transaction, as well as the acquisition of Enterprise Solutions.

In the third quarter and first nine months of 2025, White Mountains’s Other Operations reported pre-tax income (loss) of $2 million and $(6) million related to the Bamboo CRV. The results of the Bamboo CRV for the first nine months of 2025 included $12 million of losses related to the January 2025 California wildfires. In the third quarter and first nine months of 2024, White Mountains’s Other Operations reported pre-tax income of $3 million and $5 million related to the Bamboo CRV.

Investments

The total consolidated portfolio return was 2.1% in the third quarter of 2025. Excluding MediaAlpha, the total consolidated portfolio return was 2.0% in the third quarter of 2025. The total consolidated portfolio return was 4.6% in the third quarter of 2024. Excluding MediaAlpha, the total consolidated portfolio return was 3.3% in the third quarter of 2024.

The total consolidated portfolio return was 6.6% in the first nine months of 2025. Excluding MediaAlpha, the total consolidated portfolio return was 6.8% in the first nine months of 2025. The total consolidated portfolio return was 9.4% in the first nine months of 2024. Excluding MediaAlpha, the total consolidated portfolio return was 6.9% in the first nine months of 2024.

Mark Plourde, President of White Mountains Advisors, said, “Excluding MediaAlpha, the total portfolio was up 2.0% in the quarter. Absolute returns were good, but relative returns lagged our benchmarks. The fixed income portfolio returned 1.5%, behind the longer-duration Bloomberg Intermediate Aggregate Index return of 1.8%. The equity portfolio, excluding MediaAlpha, returned 2.7%, behind the S&P 500 Index return of 8.1%. Equity results were impacted by lower relative returns from our market neutral investments and the liquidation of most of our parent company common stock portfolio in the first half of 2025 in anticipation of deployments at BroadStreet and Distinguished.”

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange under the symbol WTM and the Bermuda Stock Exchange under the symbol WTM.BH. Additional financial information and other items of interest are available at the Company’s website located at www.whitemountains.com. White Mountains expects to file its Form 10-Q today with the Securities and Exchange Commission and urges shareholders to refer to that document for more complete information concerning its financial results.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(Unaudited)

	September 30, 2025	December 31, 2024	September 30, 2024
Assets
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Fixed maturity investments	$1,834.6	$1,565.1	$1,461.2
Common equity securities	437.6	425.4	435.6
Short-term investments	745.4	601.4	579.1
Other long-term investments	676.5	547.8	544.8
Total investments	3,694.1	3,139.7	3,020.7
Cash (restricted $8.0, $14.1, $3.3)	289.9	141.2	148.8
Reinsurance recoverables	924.8	589.0	748.0
Insurance premiums receivable	1,149.7	768.6	993.0
Deferred acquisition costs	281.2	165.2	199.7
Goodwill and other intangible assets	292.5	292.5	292.5
Other assets	164.6	202.8	175.8
Total P&C Insurance and Reinsurance assets	6,796.8	5,299.0	5,578.5
Financial Guarantee (HG Global)
Fixed maturity investments	686.5	612.1	636.1
Short-term investments	56.2	55.5	34.6
Total investments	742.7	667.6	670.7
Cash	.2	11.5	1.2
BAM surplus notes, at fair value	396.2	381.7	411.1
Insurance premiums receivable	7.7	4.4	7.9
Deferred acquisition costs	93.2	86.6	83.2
Other assets	26.1	27.6	27.8
Total Financial Guarantee assets	1,266.1	1,179.4	1,201.9
Asset Management (Kudu)
Short-term investments	24.6	27.9	20.3
Other long-term investments	1,214.4	1,014.0	936.8
Total investments	1,239.0	1,041.9	957.1
Cash	4.8	.6	76.7
Accrued investment income	24.2	18.0	15.7
Goodwill and other intangible assets	7.7	8.0	8.0
Other assets	23.1	39.9	36.6
Total Asset Management assets	1,298.8	1,108.4	1,094.1
Specialty Insurance Distribution (Distinguished)
Short-term investments	62.6	—	—
Total investments	62.6	—	—
Cash (restricted $0.4, $0.0, $0.0)	1.5	—	—
Premiums, commissions and fees receivable	42.2	—	—
Goodwill and other intangible assets	595.4	—	—
Other assets	12.0	—	—
Total Specialty Insurance Distribution assets	713.7	—	—
Other Operations
Fixed maturity investments	159.6	293.7	286.1
Common equity securities	—	224.6	219.8
Investment in MediaAlpha	203.2	201.6	323.4
Short-term investments	199.1	260.1	239.9
Other long-term investments	698.3	588.4	589.5
Total investments	1,260.2	1,568.4	1,658.7
Cash	41.0	37.6	27.7
Goodwill and other intangible assets	154.3	64.8	66.2
Other assets	146.5	75.8	103.8
Assets held for sale - Bamboo Group	662.0	585.7	600.7
Assets held for sale - Other	6.2	6.5	5.9
Total Other Operations assets	2,270.2	2,338.8	2,463.0
Total assets	$12,345.6	$9,925.6	$10,337.5

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
(millions)
(Unaudited)

	September 30, 2025	December 31, 2024	September 30, 2024
Liabilities
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Loss and loss adjustment expense reserves	$2,477.9	$2,127.5	$2,133.0
Unearned insurance premiums	1,427.6	853.3	1,149.8
Debt	159.7	154.5	156.8
Reinsurance payable	404.7	149.5	230.2
Contingent consideration	229.5	155.3	141.5
Other liabilities	249.0	224.7	188.9
Total P&C Insurance and Reinsurance liabilities	4,948.4	3,664.8	4,000.2
Financial Guarantee (HG Global)
Unearned insurance premiums	316.3	297.3	287.0
Debt	147.7	147.4	147.3
Other liabilities	24.5	19.4	19.6
Total Financial Guarantee liabilities	488.5	464.1	453.9
Asset Management (Kudu)
Debt	274.3	238.6	218.5
Other liabilities	85.0	78.1	75.9
Total Asset Management liabilities	359.3	316.7	294.4
Specialty Insurance Distribution (Distinguished)
Debt	148.7	—	—
Premiums and commissions payable	67.9	—	—
Other liabilities	59.4	—	—
Total Specialty Insurance Distribution liabilities	276.0	—	—
Other Operations
Loss and loss adjustment expense reserves	14.7	12.1	8.1
Unearned insurance premiums	9.5	29.0	28.5
Debt	35.4	22.0	22.3
Accrued incentive compensation	76.0	79.3	64.5
Other liabilities	104.1	33.0	28.5
Liabilities held for sale - Bamboo Group	312.3	167.7	172.0
Liabilities held for sale - Other	4.3	5.9	5.3
Total Other Operations liabilities	556.3	349.0	329.2
Total liabilities	6,628.5	4,794.6	5,077.7
Redeemable noncontrolling interests	132.4	—	—
Equity
White Mountains’s common shareholders’ equity
White Mountains’s common shares and paid-in surplus	584.6	566.4	563.3
Retained earnings	4,183.0	3,919.0	4,048.3
Accumulated other comprehensive income (loss), after tax:
Net unrealized gains (losses) from foreign currency translation	—	(1.7)	(1.0)
Total White Mountains’s common shareholders’ equity	4,767.6	4,483.7	4,610.6
Nonredeemable noncontrolling interests	817.1	647.3	649.2
Total equity	5,584.7	5,131.0	5,259.8
Total liabilities, redeemable noncontrolling interests and equity	$12,345.6	$9,925.6	$10,337.5

WHITE MOUNTAINS INSURANCE GROUP, LTD.
BOOK VALUE PER SHARE
(Unaudited)

	September 30, 2025	June 30, 2025	December 31, 2024	September 30, 2024
Book value per share numerator (in millions):
White Mountains’s common shareholders’ equity	$4,767.6	$4,644.5	$4,483.7	$4,610.6
Book value per share denominator (in thousands of shares):
Common shares outstanding	2,575.2	2,575.1	2,568.1	2,568.1

Book value per share	$1,851.33	$1,803.57	$1,745.87	$1,795.31

Quarter-to-date change in book value per share, including dividends:	2.6%	2.9%	(2.8)%	4.3%
Year-to-date change in book value per share, including dividends:	6.1%	3.4%	5.5%	8.5%

Year-to-date dividends per share	$1.00	$1.00	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues:
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Earned insurance premiums	$542.2	$552.2	$1,264.4	$1,173.3
Net investment income	27.2	24.3	77.0	66.5
Net realized and unrealized investment gains (losses)	17.8	53.2	98.4	84.1
Other revenues	2.3	3.7	10.8	9.6
Total P&C Insurance and Reinsurance revenues	589.5	633.4	1,450.6	1,333.5
Financial Guarantee (HG Global)
Earned insurance premiums	7.5	7.5	22.8	24.3
Net investment income	7.0	6.0	19.8	26.1
Net realized and unrealized investment gains (losses)	7.2	22.5	20.3	8.1
Interest income from BAM surplus notes	7.5	7.9	22.5	7.9
Change in fair value of BAM surplus notes	—	15.8	—	15.8
Unrealized loss on deconsolidation of BAM	—	(114.5)	—	(114.5)
Other revenues	.1	—	.2	1.1
Total Financial Guarantee revenues	29.3	(54.8)	85.6	(31.2)
Asset Management (Kudu)
Net investment income	18.0	17.2	56.7	50.1
Net realized and unrealized investment gains (losses)	36.1	29.5	80.9	77.5
Other revenues	.3	.5	1.0	.5
Total Asset Management revenues	54.4	47.2	138.6	128.1
P&C Insurance Distribution (Bamboo)
Commission and fee revenues	63.9	42.7	167.2	97.3
Earned insurance premiums	5.2	10.6	21.7	27.0
Other revenues	2.3	2.4	6.4	4.5
Total P&C Insurance Distribution revenues	71.4	55.7	195.3	128.8
Specialty Insurance Distribution (Distinguished)
Commission and fee revenues	14.1	—	14.1	—
Other revenues	.2	—	.2	—
Total Specialty Insurance Distribution revenues	14.3	—	14.3	—
Other Operations
Earned insurance premiums	2.9	11.2	19.1	19.8
Net investment income	6.2	9.6	24.5	27.9
Net realized and unrealized investment gains (losses)	14.9	29.7	49.5	60.4
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	7.7	88.2	1.6	159.7
Commission and fee revenues	4.3	4.1	12.4	11.1
Other revenues	69.3	14.8	139.7	43.7
Total Other Operations revenues	105.3	157.6	246.8	322.6
Total revenues	$864.2	$839.1	$2,131.2	$1,881.8

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
(millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Expenses:
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Loss and loss adjustment expenses	$254.6	$288.3	$652.1	$644.0
Acquisition expenses	106.8	96.3	287.5	230.8
General and administrative expenses	61.7	68.9	154.1	154.0
Change in fair value of contingent consideration	36.1	34.2	74.2	47.5
Interest expense	4.4	4.9	12.9	15.0
Total P&C Insurance and Reinsurance expenses	463.6	492.6	1,180.8	1,091.3
Financial Guarantee (HG Global)
Acquisition expenses	2.0	1.9	5.9	6.3
General and administrative expenses	1.0	.3	2.6	34.8
Interest expense	4.3	5.8	13.4	13.4
Total Financial Guarantee expenses	7.3	8.0	21.9	54.5
Asset Management (Kudu)
General and administrative expenses	4.7	3.6	12.3	10.5
Interest expense	6.1	5.7	18.6	16.7
Total Asset Management expenses	10.8	9.3	30.9	27.2
P&C Insurance Distribution (Bamboo)
Broker commission expenses	21.5	15.9	56.8	37.9
Loss and loss adjustment expenses	3.3	4.4	15.9	14.5
Acquisition expenses	2.0	3.7	8.0	9.7
General and administrative expenses	26.8	16.2	69.4	43.9
Interest expense	2.8	—	7.8	—
Total P&C Insurance Distribution expenses	56.4	40.2	157.9	106.0
Specialty Insurance Distribution (Distinguished)
Broker commission expenses	5.5	—	5.5	—
General and administrative expenses	10.2	—	10.2	—
Interest expense	1.3	—	1.3	—
Total Specialty Insurance Distribution expenses	17.0	—	17.0	—
Other Operations
Loss and loss adjustment expenses	.6	4.2	18.8	8.1
Acquisition expenses	1.0	4.5	7.0	7.1
Cost of sales	55.3	7.6	105.2	22.2
General and administrative expenses	72.4	32.9	161.7	126.4
Interest expense	1.0	.3	2.3	1.6
Total Other Operations expenses	130.3	49.5	295.0	165.4
Total expenses	685.4	599.6	1,703.5	1,444.4
Pre-tax income (loss)	178.8	239.5	427.7	437.4
Income tax (expense) benefit	(17.1)	(11.6)	(39.6)	(28.9)
Net income (loss)	161.7	227.9	388.1	408.5
Net (income) loss attributable to noncontrolling interests	(47.9)	(48.9)	(117.5)	(47.7)
Net income (loss) attributable to White Mountains’s common shareholders	$113.8	$179.0	$270.6	$360.8

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income (loss) attributable to White Mountains’s common shareholders	$113.8	$179.0	$270.6	$360.8
Other comprehensive income (loss), net of tax	(.6)	1.3	2.5	1.1
Comprehensive income (loss)	113.2	180.3	273.1	361.9
Other comprehensive (income) loss attributable to noncontrolling interests	.3	(.5)	(.8)	(.5)
Comprehensive income (loss) attributable to White Mountains’s common shareholders	$113.5	$179.8	$272.3	$361.4

WHITE MOUNTAINS INSURANCE GROUP, LTD.
EARNINGS PER SHARE
(Unaudited)

Earnings (loss) per share attributable to White Mountains’s common shareholders	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Basic earnings (loss) per share	$44.18	$69.68	$105.18	$140.66
Diluted earnings (loss) per share	$44.18	$69.68	$105.18	$140.66
Dividends declared and paid per White Mountains’s common share	$—	$—	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Three Months Ended September 30, 2025	Ark/WM Outrigger
	Ark	WM Outrigger Re	HG Global	Kudu	Bamboo	Distinguished (1)	Other Operations	Total
Revenues:
Earned insurance premiums	$498.6	$43.6	$7.5	$—	$5.2	$—	$2.9	$557.8
Net investment income (2)	24.8	2.4	7.0	18.0	.6	.2	6.2	59.2
Net realized and unrealized investment gains (losses) (2)	17.8	—	7.2	36.1	.2	—	14.9	76.2
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	—	—	7.7	7.7
Interest income from BAM surplus notes	—	—	7.5	—	—	—	—	7.5
Commission and fee revenues	—	—	—	—	63.9	14.1	4.3	82.3
Other revenues	2.3	—	.1	.3	1.5	—	69.3	73.5
Total revenues	543.5	46.0	29.3	54.4	71.4	14.3	105.3	864.2
Expenses:
Loss and loss adjustment expenses	252.4	2.2	—	—	3.3	—	.6	258.5
Acquisition expenses	92.4	14.4	2.0	—	2.0	—	1.0	111.8
Cost of sales	—	—	—	—	—	—	55.3	55.3
Broker commission expenses	—	—	—	—	21.5	5.5	—	27.0
General and administrative expenses	61.7	—	1.0	4.7	26.8	10.2	72.4	176.8
Change in fair value of contingent consideration	36.1	—	—	—	—	—	—	36.1
Interest expense	4.4	—	4.3	6.1	2.8	1.3	1.0	19.9
Total expenses	447.0	16.6	7.3	10.8	56.4	17.0	130.3	685.4
Pre-tax income (loss)	$96.5	$29.4	$22.0	$43.6	$15.0	$(2.7)	$(25.0)	$178.8
(1) Distinguished’s results are from September 2, 2025, the date of acquisition, through September 30, 2025.
(2) Net investment income and net realized and unrealized investment gains (losses) for both Bamboo and Distinguished are included in other revenues in the consolidated statement of operations.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS) (CONTINUED)
(millions)
(Unaudited)

For the Three Months Ended September 30, 2024	Ark/WM Outrigger
	Ark	WM Outrigger Re	HG Global	Kudu	Bamboo	Other Operations	Total
Revenues:
Earned insurance premiums	$507.2	$45.0	$7.5	$—	$10.6	$11.2	$581.5
Net investment income (1)	21.3	3.0	6.0	17.2	.6	9.6	57.7
Net realized and unrealized investment gains (losses) (1)	53.2	—	22.5	29.5	.7	29.7	135.6
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	—	88.2	88.2
Interest income from BAM surplus notes	—	—	7.9	—	—	—	7.9
Change in fair value of BAM surplus notes	—	—	15.8	—	—	—	15.8
Unrealized loss on deconsolidation of BAM	—	—	(114.5)	—	—	—	(114.5)
Commission and fee revenues	—	—	—	—	42.7	4.1	46.8
Other revenues	3.7	—	—	.5	1.1	14.8	20.1
Total revenues	585.4	48.0	(54.8)	47.2	55.7	157.6	839.1
Expenses:
Loss and loss adjustment expenses	275.1	13.2	—	—	4.4	4.2	296.9
Acquisition expenses	83.3	13.0	1.9	—	3.7	4.5	106.4
Cost of sales	—	—	—	—	—	7.6	7.6
Broker commission expenses	—	—	—	—	15.9	—	15.9
General and administrative expenses	68.9	—	.3	3.6	16.2	32.9	121.9
Change in fair value of contingent consideration	34.2	—	—	—	—	—	34.2
Interest expense	4.9	—	5.8	5.7	—	.3	16.7
Total expenses	466.4	26.2	8.0	9.3	40.2	49.5	599.6
Pre-tax income (loss)	$119.0	$21.8	$(62.8)	$37.9	$15.5	$108.1	$239.5
(1) Bamboo’s net investment income and net realized and unrealized investment gains (losses) are included in other revenues in the consolidated statement of operations.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Nine Months Ended September 30, 2025	Ark/WM Outrigger
	Ark	WM Outrigger Re	HG Global	Kudu	Bamboo	Distinguished (1)	Other Operations	Total
Revenues:
Earned insurance premiums	$1,201.7	$62.7	$22.8	$—	$21.7	$—	$19.1	$1,328.0
Net investment income (2)	70.2	6.8	19.8	56.7	2.0	.2	24.5	180.2
Net realized and unrealized investment gains (losses) (2)	98.5	(.1)	20.3	80.9	.5	—	49.5	249.6
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	—	—	1.6	1.6
Interest income from BAM surplus notes	—	—	22.5	—	—	—	—	22.5
Commission and fee revenues	—	—	—	—	167.2	14.1	12.4	193.7
Other revenues	10.8	—	.2	1.0	3.9	—	139.7	155.6
Total revenues	1,381.2	69.4	85.6	138.6	195.3	14.3	246.8	2,131.2
Expenses:
Loss and loss adjustment expenses	628.0	24.1	—	—	15.9	—	18.8	686.8
Acquisition expenses	272.0	15.5	5.9	—	8.0	—	7.0	308.4
Cost of sales	—	—	—	—	—	—	105.2	105.2
Broker commission expenses	—	—	—	—	56.8	5.5	—	62.3
General and administrative expenses	154.0	.1	2.6	12.3	69.4	10.2	161.7	410.3
Change in fair value of contingent consideration	74.2	—	—	—	—	—	—	74.2
Interest expense	12.9	—	13.4	18.6	7.8	1.3	2.3	56.3
Total expenses	1,141.1	39.7	21.9	30.9	157.9	17.0	295.0	1,703.5
Pre-tax income (loss)	$240.1	$29.7	$63.7	$107.7	$37.4	$(2.7)	$(48.2)	$427.7
(1) Distinguished’s results are from September 2, 2025, the date of acquisition, through September 30, 2025.
(2) Net investment income and net realized and unrealized investment gains (losses) for both Bamboo and Distinguished are included in other revenues in the consolidated statement of operations.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS) (CONTINUED)
(millions)
(Unaudited)

For the Nine Months Ended September 30, 2024	Ark/WM Outrigger		HG Global
	Ark	WM Outrigger Re	HG Global	BAM	Kudu	Bamboo	Other Operations	Total
Revenues:
Earned insurance premiums	$1,110.5	$62.8	$21.5	$2.8	$—	$27.0	$19.8	$1,244.4
Net investment income (1)	57.6	8.9	17.3	8.8	50.1	1.5	27.9	172.1
Net realized and unrealized investment gains (losses) (1)	84.1	—	13.2	(5.1)	77.5	.6	60.4	230.7
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	—	—	159.7	159.7
Interest income (expense) from BAM surplus notes	—	—	21.1	(13.2)	—	—	—	7.9
Change in fair value of BAM surplus notes	—	—	15.8	—	—	—	—	15.8
Unrealized loss on deconsolidation of BAM	—	—	(114.5)	—	—	—	—	(114.5)
Commission and fee revenues	—	—	—	—	—	97.3	11.1	108.4
Other revenues	9.6	—	—	1.1	.5	2.4	43.7	57.3
Total revenues	1,261.8	71.7	(25.6)	(5.6)	128.1	128.8	322.6	1,881.8
Expenses:
Loss and loss adjustment expenses	630.4	13.6	—	—	—	14.5	8.1	666.6
Acquisition expenses	212.9	17.9	5.9	.4	—	9.7	7.1	253.9
Cost of sales	—	—	—	—	—	—	22.2	22.2
Broker commission expenses	—	—	—	—	—	37.9	—	37.9
General and administrative expenses	153.9	.1	1.3	33.5	10.5	43.9	126.4	369.6
Change in fair value of contingent consideration	47.5	—	—	—	—	—	—	47.5
Interest expense	15.0	—	13.4	—	16.7	—	1.6	46.7
Total expenses	1,059.7	31.6	20.6	33.9	27.2	106.0	165.4	1,444.4
Pre-tax income (loss)	$202.1	$40.1	$(46.2)	$(39.5)	$100.9	$22.8	$157.2	$437.4
(1) Bamboo’s net investment income and net realized and unrealized investment gains (losses) are included in other revenues in the consolidated statement of operations.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA
($ in millions)
(Unaudited)

Ark/WM Outrigger	Three Months Ended September 30, 2025
	Ark	WM Outrigger Re	Elimination	Total
Insurance premiums:
Gross written premiums	$366.4	$3.6	$(3.6)	$366.4
Net written premiums	$283.4	$3.6	$—	$287.0
Net earned premiums	$498.6	$43.6	$—	$542.2

Insurance expenses:
Loss and loss adjustment expenses	$252.4	$2.2	$—	$254.6
Acquisition expenses	92.4	14.4	—	106.8
Other underwriting expenses (1)	33.6	—	—	33.6
Total insurance expenses	$378.4	$16.6	$—	$395.0

Insurance ratios:
Loss and loss adjustment expenses	50.6%	5.0%	—%	47.0%
Acquisition expenses	18.5	33.1	—	19.7
Other underwriting expenses	6.7	—	—	6.2
Combined Ratio	75.8%	38.1%	—%	72.9%
(1) Included within general and administrative expenses in the consolidated statement of operations.

Ark/WM Outrigger	Three Months Ended September 30, 2024
	Ark	WM Outrigger Re	Elimination	Total
Insurance premiums:
Gross written premiums	$373.6	$8.8	$(8.8)	$373.6
Net written premiums	$330.6	$8.8	$—	$339.4
Net earned premiums	$507.2	$45.0	$—	$552.2

Insurance expenses:
Loss and loss adjustment expenses	$275.1	$13.2	$—	$288.3
Acquisition expenses	83.3	13.0	—	96.3
Other underwriting expenses (1)	40.3	—	—	40.3
Total insurance expenses	$398.7	$26.2	$—	$424.9

Insurance ratios:
Loss and loss adjustment expense	54.2%	29.3%	—%	52.2%
Acquisition expense	16.4	28.9	—	17.4
Other underwriting expense	7.9	—	—	7.3
Combined Ratio	78.5%	58.2%	—%	76.9%
(1) Included within general and administrative expenses in the consolidated statement of operations.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
($ in millions)
(Unaudited)

Ark/WM Outrigger	Nine Months Ended September 30, 2025
	Ark	WM Outrigger Re	Elimination	Total
Insurance premiums:
Gross written premiums	$2,289.2	$83.7	$(83.7)	$2,289.2
Net written premiums	$1,509.6	$83.7	$—	$1,593.3
Net earned premiums	$1,201.7	$62.7	$—	$1,264.4

Insurance expenses:
Loss and loss adjustment expenses	$628.0	$24.1	$—	$652.1
Acquisition expenses	272.0	15.5	—	287.5
Other underwriting expenses (1)	108.4	—	—	108.4
Total insurance expenses	$1,008.4	$39.6	$—	$1,048.0

Insurance ratios:
Loss and loss adjustment expense	52.3%	38.4%	—%	51.6%
Acquisition expense	22.6	24.8	—	22.7
Other underwriting expense	9.0	—	—	8.6
Combined Ratio	83.9%	63.2%	—%	82.9%
(1) Included within general and administrative expenses in the consolidated statement of operations.

Ark/WM Outrigger	Nine Months Ended September 30, 2024
	Ark	WM Outrigger Re	Elimination	Total
Insurance premiums:
Gross written premiums	$1,942.7	$82.0	$(82.0)	$1,942.7
Net written premiums	$1,358.2	$82.0	$—	$1,440.2
Net earned premiums	$1,110.5	$62.8	$—	$1,173.3

Insurance expenses:
Loss and loss adjustment expenses	$630.4	$13.6	$—	$644.0
Acquisition expenses	212.9	17.9	—	230.8
Other underwriting expenses (1)	103.9	—	—	103.9
Total insurance expenses	$947.2	$31.5	$—	$978.7

Insurance ratios:
Loss and loss adjustment expense	56.8%	21.7%	—%	54.9%
Acquisition expense	19.2	28.5	—	19.7
Other underwriting expense	9.4	—	—	8.9
Combined Ratio	85.4%	50.2%	—%	83.5%
(1) Included within general and administrative expenses in the consolidated statement of operations.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
($ in millions)
(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
HG Global	2025		2024		2025		2024
Par value assumed:
Par value of primary market policies assumed (1)		$692.9		$582.3		$1,860.0		$1,760.3
Par value of secondary market policies assumed (1)	157.5		106.1		348.2		252.0
Total par value of policies assumed		$850.4		$688.4		$2,208.2		$2,012.3

Reinsurance premiums:
Gross written premiums from primary market		$8.9		$9.8		$29.4		$23.5
Gross written premiums from secondary market	7.0		4.2		12.4		11.0
Total gross written premiums	15.9		14.0		41.8		34.5
Ceding commission paid	4.8		4.1		12.5		10.1
Total gross written premiums net of ceding commission paid		$11.1		$9.9		$29.3		$24.4

Earned premiums		$7.5		$7.5		$22.8		$21.5

Pricing:
Gross pricing from primary market	128	bps	168	bps	158	bps	133	bps
Gross pricing from secondary market	444	bps	396	bps	356	bps	437	bps
Total gross pricing	187	bps	203	bps	189	bps	171	bps

Total pricing net of ceding commission paid	131	bps	144	bps	133	bps	121	bps

(1) For capital appreciation bonds, par is adjusted to the estimated equivalent par value for current interest paying bonds.

HG Global	As of September 30, 2025	As of December 31, 2024	As of September 30, 2024
Unearned premiums	$316.3	$297.3	$287.0
Deferred acquisition costs	93.2	86.6	83.2
Unearned premiums, net of deferred acquisition costs	$223.1	$210.7	$203.8

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
($ in millions)
(Unaudited)

Kudu	Three Months Ended September 30, 2024	Three Months Ended September 30, 2025	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2025	Twelve Months Ended September 30, 2025
Net investment income (1)	$17.2	$18.0	$50.1	$56.7	$73.3
Net realized and unrealized investment gains (losses)	29.5	36.1	77.5	80.9	54.7
Other revenues	.5	.3	.5	1.0	1.3
Total revenues	47.2	54.4	128.1	138.6	129.3
General and administrative expenses	3.6	4.7	10.5	12.3	17.2
Interest expense	5.7	6.1	16.7	18.6	24.0
Total expenses	9.3	10.8	27.2	30.9	41.2
GAAP pre-tax income (loss)	37.9	43.6	100.9	107.7	88.1
Income tax (expense) benefit	(9.2)	(1.9)	(18.3)	(12.5)	(11.0)
GAAP net income (loss)	28.7	41.7	82.6	95.2	77.1

Add back:
Interest expense	5.7	6.1	16.7	18.6	24.0
Income tax expense (benefit)	9.2	1.9	18.3	12.5	11.0
Depreciation expense	.1	.1	.1	.1	.1
Amortization of other intangible assets	—	—	.2	.2	.3
EBITDA	43.7	49.8	117.9	126.6	112.5

Exclude:
Net realized and unrealized investment (gains) losses	(29.5)	(36.1)	(77.5)	(80.9)	(54.7)
Non-cash equity-based compensation expense	—	—	—	—	.3
Transaction expenses	.2	1.0	.3	1.0	2.4
Adjusted EBITDA	$14.4	$14.7	$40.7	$46.7	$60.5

Adjustment to annualize partial year revenues from participation contracts acquired					5.5
Adjustment to remove partial year revenues from participation contracts sold					—
Annualized adjusted EBITDA					$66.0

GAAP net investment income (1)					$73.3
Adjustment to annualize partial year revenues from participation contracts acquired					5.5
Adjustment to remove partial year revenues from participation contracts sold					—
Annualized revenue					$78.8

Net equity capital drawn					$477.6
Debt capital drawn					282.3
Total net capital drawn and invested (2)					$759.9

GAAP net investment income revenue yield					9.6%

Cash revenue yield					10.4%

Return on equity					8.9%
(1) Net investment income includes revenues from participation contracts and income from short-term and other long-term investments.
(2) Total net capital drawn represents equity and debt capital drawn and invested less cumulative distributions.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Kudu	2025	2024	2025	2024
Beginning balance of Kudu’s participation contracts (1)	$1,121.1	$901.3	$1,008.4	$890.5
Contributions to participation contracts	51.1	—	119.3	.2
Proceeds from participation contracts sold (2)	—	—	—	(37.5)
Net realized and unrealized investment gains (losses) on participation contracts sold and pending sale (3)	.8	—	9.9	(6.3)
Net unrealized investment gains (losses) on participation contracts - all other (4)	35.2	29.3	70.6	83.7
Ending balance of Kudu’s participation contracts (5)	$1,208.2	$930.6	$1,208.2	$930.6
(1) As of June 30, 2025, June 30, 2024, December 31, 2024 and December 31, 2023, Kudu’s other long-term investments also include $6.1, $5.8, $5.6 and $5.8 related to a private debt instrument.
(2) Includes $28.1 of proceeds receivable from participation contracts sold during the nine months ended September 30, 2024.
(3) Includes net realized and unrealized investment gains (losses) recognized from participation contracts beginning in the quarter a contract is classified as pending sale.
(4) Includes net unrealized investment gains (losses) recognized from (i) ongoing participation contracts and (ii) participation contracts prior to classification as pending sale.
(5) As of both September 30, 2025 and 2024, Kudu’s other long-term investments also include $6.2 related to a private debt instrument.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

Bamboo	Three Months Ended September 30, 2024	Three Months Ended September 30, 2025	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2025	Twelve Months Ended September 30, 2025
Commission and fee revenues	$42.7	$63.9	$97.3	$167.2	$204.5
Earned insurance premiums	10.6	5.2	27.0	21.7	34.1
Other revenues	2.4	2.3	4.5	6.4	7.7
Total revenues	55.7	71.4	128.8	195.3	246.3
Broker commission expenses	15.9	21.5	37.9	56.8	70.2
Loss and loss adjustment expenses	4.4	3.3	14.5	15.9	22.0
Acquisition expenses	3.7	2.0	9.7	8.0	12.4
General and administrative expenses	16.2	26.8	43.9	69.4	86.6
Interest expense	—	2.8	—	7.8	7.8
Total expenses	40.2	56.4	106.0	157.9	199.0
GAAP pre-tax income (loss)	15.5	15.0	22.8	37.4	47.3
Income tax (expense) benefit	(2.7)	(1.6)	(4.2)	(9.2)	(11.9)
GAAP net income (loss)	12.8	13.4	18.6	28.2	35.4

Exclude:
Net (income) loss, Bamboo captive	(1.9)	(.1)	(1.9)	2.7	3.6
MGA net income (loss)	10.9	13.3	16.7	30.9	39.0

Add back:
Interest expense	—	2.8	—	7.8	7.8
Income tax expense (benefit)	2.7	1.6	4.2	9.2	11.9
Depreciation expense	.1	.9	.1	1.4	1.6
Amortization of other intangible assets	3.9	4.0	12.4	12.0	16.0
MGA EBITDA	17.6	22.6	33.4	61.3	76.3

Exclude:
Non-cash equity-based compensation expense	.4	3.4	1.0	6.5	7.1
Software implementation expenses	.5	.9	1.4	2.8	3.3
Restructuring expenses	.1	.5	.7	2.3	2.4
Transaction expenses	—	.7	—	.7	.7
MGA adjusted EBITDA	$18.6	$28.1	$36.5	$73.6	$89.8

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

Distinguished	September 2, 2025 - September 30, 2025
Commission and fee revenues	$14.1
Other revenues	.2
Total revenues	14.3
Broker commission expenses	5.5
General and administrative expenses	10.2
Interest expense	1.3
Total expenses	17.0
GAAP pre-tax income (loss)	(2.7)
Income tax (expense) benefit	—
GAAP net income (loss)	(2.7)

Exclude:
Net (income) loss, GrowthCo	1.2
ScaleCo net income (loss)	(1.5)

Add back:
Interest expense	1.3
Income tax expense (benefit)	—
Depreciation expense	.1
Amortization of other intangible assets	—
ScaleCo EBITDA	(.1)

Exclude:
Non-cash equity-based compensation expense	.8
ScaleCo adjusted EBITDA	$.7

Regulation G

This earnings release includes non-GAAP financial measures that have been reconciled from their most comparable GAAP financial measures.

•Kudu’s EBITDA, adjusted EBITDA, annualized adjusted EBITDA, annualized revenue and cash revenue yield are non-GAAP financial measures.

EBITDA is a non-GAAP financial measure that adds back interest expense on debt, income tax (expense) benefit, depreciation and amortization of other intangible assets to GAAP net income (loss).
Adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those added back to calculate EBITDA. The items relate to (i) net realized and unrealized investment gains (losses) on Kudu’s revenue and earnings participation contracts, (ii) non-cash equity-based compensation expense and (iii) transaction expenses. A description of each item follows:
•Net realized and unrealized investment gains (losses) - Represents net unrealized investment gains and losses recorded on Kudu’s revenue and earnings participation contracts, which are recorded at fair value under GAAP, and realized investment gains and losses from participation contracts sold during the period.
•Non-cash equity-based compensation expense - Represents non-cash expenses related to Kudu’s management compensation that are settled with equity units in Kudu.
•Transaction expenses - Represents costs directly related to Kudu’s mergers and acquisitions activity, such as external lawyer, banker, consulting and placement agent fees, which are not capitalized and are expensed under GAAP.

Annualized adjusted EBITDA is a non-GAAP financial measure that (i) annualizes partial year revenues related to Kudu’s revenue and earnings participation contracts acquired during the previous 12-month period and (ii) removes partial year revenues related to revenue and earnings participation contracts sold during the previous 12-month period.

Annualized revenue is a non-GAAP financial measure that adds the adjustments for annualized adjusted EBITDA to GAAP net investment income.

Cash revenue yield is a non-GAAP financial measure that is derived using annualized revenue as a percentage of total net capital drawn and invested. The most directly comparable GAAP financial measure is net investment income revenue yield, which is derived using GAAP net investment income as a percentage of total net capital drawn and invested.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating Kudu’s performance. White Mountains also believes that annualized adjusted EBITDA is useful to management and investors in understanding the full earnings profile of Kudu’s business as of the end of any 12-month period. See page 20 for the reconciliation of Kudu’s GAAP net income (loss) to EBITDA, adjusted EBITDA and annualized adjusted EBITDA, and the reconciliation of Kudu’s GAAP net investment income to annualized revenue.

•Bamboo’s MGA pre-tax income (loss), MGA net income (loss), MGA EBITDA and MGA adjusted EBITDA are non-GAAP financial measures.

MGA pre-tax income (loss) and MGA net income (loss) are non-GAAP financial measures that exclude the results of the Bamboo captive, which is consolidated under GAAP, from Bamboo’s consolidated GAAP pre-tax income (loss) and net income (loss).

The following table presents the reconciliation from Bamboo’s consolidated GAAP pre-tax income (loss) to MGA pre-tax income (loss) for the three and nine months ended September 30, 2025 and 2024:

	Three Months Ended September 30,		Nine Months Ended September 30,
Millions	2025	2024	2025	2024
Bamboo’s consolidated GAAP pre-tax income (loss)	$15.0	$15.5	$37.4	$22.8
Remove pre-tax (income) loss, Bamboo captive	(.1)	(1.9)	2.7	(1.9)
MGA pre-tax income (loss)	$14.9	$13.6	$40.1	$20.9

MGA EBITDA is a non-GAAP financial measure that adds back interest expense on debt, income tax (expense) benefit, depreciation and amortization of other intangible assets to MGA net income (loss).

MGA adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those added back to calculate MGA EBITDA. The items relate to (i) non-cash equity-based compensation expense, (ii) software implementation expenses, (iii) restructuring expenses and (iv) transaction expenses. A description of each item follows:
•Non-cash equity-based compensation expense - Represents non-cash expenses related to Bamboo’s management compensation that are settled with equity units in Bamboo.
•Software implementation expenses - Represents costs directly related to Bamboo’s implementation of new software.
•Restructuring expenses - Represents costs directly related to Bamboo’s corporate restructuring and capital planning activities.
•Transaction expenses - Represents costs directly related to the Bamboo transaction, including legal and consulting fees, which are not capitalized and are expensed under GAAP.
White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating Bamboo’s performance. See page 22 for the reconciliation of Bamboo’s consolidated GAAP net income (loss) to MGA net income (loss), MGA EBITDA and MGA adjusted EBITDA.

•Distinguished’s ScaleCo net income (loss), ScaleCo EBITDA and ScaleCo adjusted EBITDA are non-GAAP financial measures.

ScaleCo net income (loss) is a non-GAAP financial measure that excludes the results of the GrowthCo vertical, which is consolidated under GAAP, from Distinguished’s consolidated GAAP net income (loss).

ScaleCo EBITDA is a non-GAAP financial measure that adds back interest expense on debt, income tax (expense) benefit, depreciation and amortization of other intangible assets to ScaleCo net income (loss).

ScaleCo adjusted EBITDA is a non-GAAP financial measure that excludes the non-cash equity-based compensation expense in ScaleCo GAAP net income (loss) in addition to those items added back to calculate ScaleCo EBITDA. The non-cash equity-based compensation expense represents management compensation that is settled with equity units in Distinguished.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating Distinguished’s performance. White Mountains also believes that excluding the results of the GrowthCo vertical, which Distinguished views as an investment in start-up programs, is useful to understanding the performance of Distinguished’s established programs. See page 23 for the reconciliation of Distinguished’s consolidated GAAP net income (loss) to ScaleCo net income (loss), ScaleCo EBITDA and ScaleCo adjusted EBITDA.

•Total consolidated portfolio return excluding MediaAlpha and total equity portfolio return excluding MediaAlpha are non-GAAP financial measures that remove the net investment income and net realized and unrealized investment gains (losses) from White Mountains’s investment in MediaAlpha. White Mountains believes these measures to be useful to management and investors by showing the underlying performance of White Mountains’s investment portfolio and equity portfolio without regard to White Mountains’s investment in MediaAlpha. The following tables present reconciliations from GAAP to the reported percentages:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Total consolidated portfolio return	2.1%	4.6%	6.6%	9.4%
Remove MediaAlpha	(0.1)	(1.3)	0.2	(2.5)
Total consolidated portfolio return excluding MediaAlpha	2.0%	3.3%	6.8%	6.9%

Three Months Ended September 30, 2025
Total equity portfolio return	2.8%
Remove MediaAlpha	(0.1)
Total equity portfolio return excluding MediaAlpha	2.7%

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. The words “could”, “will”, “believe”, “intend”, “expect”, “anticipate”, “project”, “estimate”, “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains’s:

•change in book value per share or return on equity;
•business strategy;
•financial and operating targets or plans;
•incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;
•projections of revenues, income (or loss), earnings (or loss) per share, EBITDA, adjusted EBITDA, dividends, market share or other financial forecasts of White Mountains or its businesses;
•expansion and growth of its business and operations; and
•future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions is subject to risks and uncertainties that could cause actual results to differ materially from expectations, including:

•the risks that are described from time to time in White Mountains’s filings with the Securities and Exchange Commission, including but not limited to White Mountains’s 2024 Annual Report on Form 10-K;
•claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods, wildfires, tornadoes, tsunamis, severe weather, public health crises, terrorist attacks, war and war-like actions, explosions, infrastructure failures or cyber attacks;
•recorded loss reserves subsequently proving to have been inadequate;
•the market value of White Mountains’s investment in MediaAlpha;
•business opportunities (or lack thereof) that may be presented to it and pursued;
•actions taken by rating agencies, such as financial strength or credit ratings downgrades or placing ratings on negative watch;
•the continued availability of capital and financing;
•the continued availability of fronting and reinsurance capacity;
•deterioration of general economic, market or business conditions, including due to outbreaks of contagious disease and corresponding mitigation efforts;
•competitive forces, including the conduct of other insurers;
•changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers; and
•other factors, most of which are beyond White Mountains’s control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.